Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Z Squared Inc. of our report dated February 19, 2026 relating to the financial statements of Z Squared, Inc. (now known as Z Squared OpCo, Inc.) as of and for the years ended December 31, 2025 and 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stephano Slack LLC

Wayne, Pennsylvania
July 6, 2026